EXHIBIT 4.1              FORM OF COMMON STOCK CERTIFICATE




  HARRISON DIGICOM, INC.

  [________]NUMBER                                              SHARES[________]
                        INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                  500,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE


    COMMON STOCK                                     CUSIP
                                          SEE REVERSE FOR CERTAIN
                                          DEFINITIONS
  THIS CERTIFIES THAT

Is the RECORD HOLDER OF _____ SHARES OF FULLY PAID AND NON-ASSESSABLE SHARES
OF COMMON STOCK OF INFINITE NETWORKS CORPORATION TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE LAWS OF THE STATE OF NEVADA, AND TO THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE CORPORATION, AS NOW OR HEREAFTER AMENDED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT.

  WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

  Dated:

  [SEAL OF HARRISON DIGICOM, INC.]

  /s / JOHN W. BUSH               /s/ DENTON GUTHRIE
  - -----------------------       ---------------------
  President                       Secretary

                 COUNTERSIGNED
                 PACIFIC STOCK TRANSFER COMPANY
                 P.O. Box 93385
                 Las Vegas, NV 89193